Consent of Independent Auditors


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 5, 1999 in the Registration Statement (Form N-1A) of the Variable Investors Series Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933 (File No. 33-11182) and this Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4969).


                                        /s/ERNST & YOUNG LLP


Chicago, Illinois
April 26, 1999